LETTER AGREEMENT


         This Letter Agreement (the "Amendment") is an Amendment to the
Escrow Agreement dated December 16, 2005, among Victoria Beverage Inc., ("Victoria"), a New York corporation, Capital Beverage Corporation ("Capital"), a Delaware corporation, and Dealy & Silberstein, LLP as escrow agent ("Escrow Agent"), regarding the Asset Purchase Agreement dated as of September 15, 2005 by and between Oak and Capital (the "Agreement") for the sale of the Capital Acquired Assets described in the Agreement, which agreement was assigned by Oak to Victoria by assignment dated December 14, 2005.

         The United Teamster Pension Fund A ("Pension Fund") has asserted a claim against Capital for multiemployer withdrawal liability pursuant to the Multiemployer Pension Plan Amendments Act of 1980 ("MPPAA") in the amount of $370,407.00. Additionally, the Pension Fund has made a settlement proposal to Capital to accept $250,000.00 as satisfaction in full of all of the outstanding withdrawal liability owed by Capital to the Pension Fund.

         In order to close this transaction, Capital has agreed to place the full amount of the claim, namely $370,407.00 (the "Withdrawal Liability Escrow Amount"), with the Escrow Agent pending the ultimate resolution, satisfaction and payment in full by Capital of the multiemployer withdrawal liability claim of the Pension Fund.

         The Withdrawal Liability Escrow Amount will not be subject to the twenty-five (25%) percent rule for approval by Victoria as set forth in Section 4 of the Escrow Agreement. The remainder of the Withdrawal Liability Escrow Amount, after the multiemployer withdrawal liability claim has been fully and completely resolved, paid and satisfied in full pursuant to MPPAA, will be released by the Escrow Agent to Capital upon the delivery to Oak of documentary evidence, which to the reasonable satisfaction of Oak, shall verify that the multiemployer withdrawal liability claim of the Pension Fund, pursuant to the MPPAA, has been settled, paid and satisfied in full.

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         In the event the Pension Fund agrees on an amount less than the
Withdrawal Liability Escrow Amount in full and complete satisfaction of all of Capital's multiemployer withdrawal liability claim of the Pension Fund (the "Settlement Amount"), then upon presentation to Escrow Agent and Victoria of evidence that all of Capital's multiemployer withdrawal liability claims of the Pension Fund has been fully and completely resolved, paid and satisfied in full pursuant to MPPAA by the payment of the Settlement Amount, then the Escrow Agent will be authorized to release to Capital an amount equal to the difference between the Withdrawal Liability Escrow Amount and the Settlement Amount.

         This Amendment is hereby made part of the Escrow Agreement as an Addendum to the Escrow Agreement. This Amendment may not be modified or amended except by an instrument in writing signed by the party or parties against who enforcement is sought.

         This Amendment may be executed and faxed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.
         This Amendment and the Escrow Agreement hereto constitute and contain the entire agreement and understanding between the parties, and supersede and replace all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof.

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         IN WITNESS WHEREOF, all of the parties hereto have caused this
Amendment to be executed and delivered by a duly authorized member or officer, as the case may be, all on the day and year first above written.


                                  CAPITAL BEVERAGE CORPORATION

                                  By:    /s/ Carmine N. Stella
                                         ---------------------
                                  Name:  CARMINE N. STELLA
                                  Title: President and Chief Executive Officer



                                  VICTORIA BEVERAGE, INC.

                                  By:    /s/ Debra Boening
                                         -----------------
                                  Name:  DEBRA BOENING
                                  Title: President


Escrow Agent:

DEALY & SILBERSTEIN, LLP

By:    /s/ William J. Dealy
       --------------------
Name:  William J. Dealy
Title: Partner

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